For Immediate Release: Media contact: Ed Tagliaferri 212 981 5182

CKX, INC. REPORTS SECOND QUARTER AND SIX MONTH 2009 RESULTS

CONFERENCE CALL SCHEDULED TO DISCUSS RESULTS

NEW YORK, August 10, 2009 – CKX, Inc. (NASDAQ: CKXE) today reported financial results for its second quarter and six months ended June 30, 2009.

For the six months ended June 30, 2009, revenue increased to $161.0 million from $153.7 million for the comparable period in 2008. Operating income declined to $34.8 million from $45.3 million in 2008. The 2009 results include a non-cash swing of $6.0 million in foreign exchange losses, as well as $5.8 million in unusual one-time costs.

Commenting on the results, Robert F.X. Sillerman, Chairman and CEO said, “I am pleased at where the company sits at this time. The predictability of our core business permitted us to more than double our development budget for 2009. With American Idol increasing its lead among the key demographics to unprecedented heights, with So You Think You Can Dance beginning an additional season in September of this year, with attendance at Graceland running ahead of last year in this quarter and with the Las Vegas-based Cirque du Soleil show on track to open at the end of this year, the base of our business continues to be solid. With others cutting back on development, we anticipate greater opportunities in both Television and Internet opportunities.”

Simon Fuller, CEO of 19 Entertainment commented, “I could not be more excited by the diversity and quality of our forthcoming projects. With the decision to invest more time and resource into a strong development programme, this initiative is now beginning to bear fruit. We are negotiating new TV shows in reality, comedy, drama and music, including an intriguing multimedia show that will push the boundaries of television, the Internet and live events. With our Sport, Fashion, Music and online presence also growing, 19 and CKX have more new initiatives than ever before.”

Results for the Three Months Ended June 30, 2009

Revenue in the second quarter of 2009 declined to $79.5 million from $88.5 million for the second quarter of 2008 primarily due to reduced revenue for American Idol. The decrease in revenue attributable to American Idol was due to a decrease in the number of hours broadcast in the quarter as compared to the prior year, reduced foreign syndication revenue, lower ratings bonus and weaker on and off air sponsorship revenue resulting from the global recession. Revenue was flat at the Presley Business, as an increase in attendance over the prior year offset a small decrease in licensing revenue as a result of general declines in consumer spending amid the economic downturn. Revenue declined at the Ali Business due to fewer memorabilia signings.

Operating income before depreciation, amortization and non-cash stock compensation (“OIBDAN”) declined to $16.2 million for the second quarter of 2009 from $31.5 million for the second quarter of 2008. The decrease in OIBDAN as compared to the prior year period reflects the decline in revenue described above, $0.7 million of costs incurred with respect to a potential acquisition, $5.7 million in non-cash foreign exchange losses due to the weakened U.S. dollar, $0.8 million in incremental payroll-related taxes incurred due to the redemption of redeemable restricted common stock, $0.5 million in costs related to the terminated merger and a $0.4 million increase in development spending for new projects. OIBDAN in the second quarter of 2008 included $1.1 million of merger and distribution-related costs and foreign exchange losses of $0.1 million. Adjusting for foreign exchange losses, acquisition-related and merger and distribution-related costs and the payroll taxes related to the redeemable restricted common stock redemption, OIBDAN declined to $23.9 million in the second quarter of 2009 from $32.7 million for the second quarter of 2008.

Net income attributable to CKX, Inc. was $4.0 million, a decrease of $7.9 million from the second quarter of 2008 and diluted income per common share of $0.05 represented a decrease of $0.07 from the second quarter of 2008.

Operating income was $11.2 million in the second quarter of 2009 compared to $25.2 million in the second quarter of 2008.

Results for the Six Months Ended June 30, 2009

Revenue for the Company grew to $161.0 million in the six months from $153.7 million for the same period in 2008. Revenue was flat at 19 Entertainment as new television programming offset declines in American Idol. The decrease in revenue attributable to American Idol was due to reduced foreign syndication revenue, lower ratings bonus and weaker on and off air sponsorship revenue resulting from the global recession. Revenue at the Presley Business and the Ali Business included $9.0 million and $1.0 million, respectively, of non-recurring revenue from the terminated license agreements to develop real estate projects around these brands. Excluding the non-recurring revenue, revenue was flat at the Presley Business as an increase in attendance over the prior year offset a small decrease in licensing revenue as a result of general declines in consumer spending amid the economic downturn. Excluding the non-recurring revenue, revenue declined at the Ali Business due to fewer memorabilia signings and a slight decline in licensing revenue.

Operating income before depreciation, amortization and non-cash stock compensation (“OIBDAN”) declined to $44.5 million for the six months ended June 30, 2009 from $57.5 million for the prior year period. The decrease in OIBDAN as compared to the prior year’s period reflects the recognition of the $10.0 million in fees from the terminated license agreements, which was offset by the decline in recurring revenue described above, a $1.4 million restructuring charge at the Ali Business, $2.2 million of costs incurred with respect to a potential acquisition, the write-off of $0.9 million of previously capitalized costs related to the proposed re-development of Graceland, $5.8 million in non-cash foreign exchange losses due to the weakened U.S. dollar, $0.8 million in incremental payroll-related taxes incurred due to the redemption of redeemable restricted common stock, $0.5 million in costs related to the terminated merger and a $0.9 million increase in development spending for new projects. OIBDAN in the first six months of 2008 included $1.7 million of merger and distribution-related costs and foreign currency exchange gains of $0.2 million. Adjusting for the non-recurring revenue, the write-down of the capitalized costs, the foreign exchange losses, the payroll taxes related to the redeemable restricted common stock redemption and the acquisition-related and merger and distribution-related costs, OBIDAN declined to $46.1 million in the first six months of 2009 from $59.0 million for the same period in 2008.

Net income attributable to CKX, Inc. was $16.1 million, a decrease of $7.0 million from the first six months of 2008, and diluted income per common share of $0.17 represented a decrease of $0.07 from the first half of 2008.

Operating income was $34.8 million for the first half of 2009 compared to $45.3 million in the 2008 period.

Segment Results

The following table summarizes segment operating results for the three months ended June 30, 2009 and 2008 (in millions):

	June 30,	June 30,
	2009	2008	Change
Revenue
19 Entertainment	$64.6	$72.5	-10.9%
Presley Business	14.5	14.6	-0.8%
Ali Business	0.4	1.4	-74.0%

Total	$79.5	$88.5	-10.1%

	June 30,	June 30,
	2009	2008	Change

OIBDAN
19 Entertainment (1)	$17.4	$30.1	-42.3%
Presley Business	5.5	5.7	-4.6%
Ali Business	0.0	0.3	-96.8%
Corporate	(6.7)	(4.6)	45.89%

Total	$16.2	$31.5	-48.7%

	June 30,	June 30,
	2009	2008	Change

Operating Income
19 Entertainment (1)	$14.1	$25.3	-44.3%
Presley Business	4.2	4.4	-4.9%
Ali Business	0.0	0.3	-99.7%
Corporate (2)	(7.1)	(4.8)	47.3%

Total	$11.2	$25.2	-55.6%

(1)	2009 and 2008 results include foreign exchange losses of $5.7 million and $0.1 million, respectively.

(2)	2009 results include $0.7 million of acquisition-related costs in accordance with a new accounting standard and $0.5 million of merger and distribution-related costs. 2008 includes $1.1 million of merger and distribution-related costs.

The following table summarizes segment operating results for the six months ended June 30, 2009 and 2008 (in millions):

	June 30,	June 30,
	2009	2008	Change
Revenue
19 Entertainment	$125.9	$126.2	-0.3%
Presley Business	33.1	25.0	32.0%
Ali Business	2.0	2.5	-19.7%

Total	$161.0	$153.7	4.7%

	June 30,	June 30,
	2009	2008	Change

OIBDAN
19 Entertainment (1)	$41.3	$58.6	-29.6%
Presley Business	15.7	7.8	100.8%
Ali Business (2)	(0.3)	0.6	-144.9%
Corporate (3)	(12.2)	(9.5)	28.90%

Total	$44.5	$57.5	-22.6%

	June 30,	June 30,
	2009	2008	Change

Operating Income (Loss)
19 Entertainment (1)	$34.7	$49.4	-29.7%
Presley Business	13.2	5.3	148.5%
Ali Business (2)	(0.3)	0.6	-153.6%
Corporate (3)	(12.8)	(10.0)	27.8%

Total	$34.8	$45.3	-23.2%

(1) 2009 results include foreign exchange losses of $5.8 million. 2008 OIBDAN includes $0.2 million in foreign exchange gains.

(2) 2009 results include severance costs of $1.4 million at the Ali Business due to a restructuring of the business.

(3) 2009 results include $2.2 million of acquisition-related costs in accordance with a new accounting standard and $0.5 million of merger and distribution-related costs. 2008 includes $1.7 million of costs relating to merger and distribution-related costs.

Use of Operating Income before Depreciation, Amortization and Non-cash Stock Compensation

We evaluate our operating performance based on several factors, including a financial measure of operating income before non-cash depreciation of tangible assets and non-cash amortization of intangible assets, and non-cash compensation and other non-cash charges, such as charges for impairment of intangible assets (which we refer to as “OIBDAN”). The Company considers OIBDAN to be an important indicator of the operational strengths and performance of our businesses and the critical measure the chief operating decision maker (CEO) uses to manage and evaluate our businesses, including the ability to provide cash flows to service debt. However, a limitation of the use of OIBDAN as a performance measure is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenue in our businesses or stock-based compensation expense. Accordingly, OIBDAN should be considered in addition to, not as a substitute for, operating income, net income and other measures of financial performance reported in accordance with US GAAP as OIBDAN is not a GAAP equivalent measurement.

The following table reconciles consolidated OIBDAN to consolidated operating income under U.S. GAAP (in millions) for the three months ended June 30, 2009 and 2008:

	June 30,	June 30,
	2009	2008
OIBDAN	$16.2	$31.5
Depreciation and amortization	(4.6)	(5.5)
Non-cash compensation	(0.4)	(0.8)
Operating income	$11.2	$25.2

The following table reconciles consolidated OIBDAN to consolidated operating income under U.S. GAAP (in millions) for the six months ended June 30, 2009 and 2008:

	June 30,	June 30,
	2009	2008
OIBDAN	$44.5	$57.5
Depreciation and amortization	(9.0)	(11.1)
Non-cash compensation	(0.7)	(1.1)
Operating income	$34.8	$45.3

Cash and Borrowing

The Company had total cash on hand of $72.9 million as of June 30, 2009. Outstanding debt at June 30, 2009 totaled $101.4 million including the current portion of $0.8 million.

Form 10-Q Filing

Additional information concerning the Company’s first quarter results of operations and financial position is included in the Company’s Form 10-Q for the quarter ended June 30, 2009 which was filed today with the Securities and Exchange Commission. A copy of the Company’s 10-Q filing is available on our website at www.ckx.com.

Conference Call

Robert F.X. Sillerman, Chairman and Chief Executive Officer, and Thomas P. Benson, Executive Vice President and Chief Financial Officer, will be hosting a conference call for investors today at 10:00 a.m. EDT to discuss the quarterly results. The conference call numbers are:

719-457-2715 (International)
888-617-5714 (United States)

Those interested in listening to the conference call live via the Internet may do so by visiting the Company’s Investor Relations web site at http://ir.ckx.com. To listen to the live call, please go to the web site fifteen minutes prior to its start to register, download, and install the necessary audio software.

An audio replay of the conference call will also be available after the call on the Company’s Investor Relations website.

About CKX, Inc.

CKX, Inc. is engaged in the ownership, development and commercial utilization of entertainment content. To date, the Company has focused on acquiring globally recognized entertainment content and related assets, including the rights to the name, image and likeness of Elvis Presley, the operations of Graceland, the rights to the name, image and likeness of Muhammad Ali and proprietary rights to the IDOLS television brand, including the American Idol series in the United States and local adaptations of the IDOLS television show format which, collectively, air in more than 100 countries. For more information about CKX, Inc., visit its corporate website at www.ckx.com.

Forward Looking Statements

In addition to historical information, this document contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. You can generally identify forward-looking statements as statements containing the words “believe,” “expect,” “will,” “anticipate,” “intend,” “estimate,” “project,” “assume” or other similar expressions, although not all forward-looking statements contain these identifying words. All statements in this Annual Report regarding our future strategy, future operations, projected financial position, estimated future revenue, projected costs, future prospects, and results that might be obtained by pursuing management’s current plans and objectives are forward-looking statements. You should not place undue reliance on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. Our forward-looking statements are based on the information currently available to us and speak only as of the date on which this Annual Report was filed with the Securities and Exchange Commission (“SEC”). We expressly disclaim any obligation to issue any updates or revisions to our forward-looking statements, even if subsequent events cause our expectations to change regarding the matters discussed in those statements. Over time, our actual results, performance or achievements will likely differ from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements, and such difference might be significant and materially adverse to our stockholders.

CKX, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(amounts in thousands, except share data)

	June 30,	December 31,
	2009	2008
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$72,904	$101,895
Receivables, net of allowance for doubtful accounts of $923 at June 30, 2009 and $803 at December 31, 2008	70,641	37,085
Due from related party	55	274
Inventories, net of allowance for obsolescence of $725 at June 30, 2009 and $649 at December 31, 2008	1,984	1,988
Prepaid expenses and other current assets	9,328	8,119
Deferred tax assets	3,020	4,941

Total current assets	157,932	154,302
Property and equipment — net	50,333	47,818
Receivables	2,512	3,267
Loans to related parties	1,766	1,765
Other assets	25,695	26,797
Goodwill	120,170	108,771
Other intangible assets — net	123,936	127,403
Deferred tax assets	4,300	5,938

TOTAL ASSETS	$486,644	$476,061

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$24,323	$19,648
Accrued expenses	25,394	22,373
Current portion of long-term debt	773	489
Income taxes payable	6,011	5,526
Deferred revenue	14,801	30,745

Total current liabilities	71,302	78,781
Long-term liabilities:
Long-term debt	100,656	101,429
Deferred revenue	2,875	3,515
Other long-term liabilities	3,215	2,850
Deferred tax liabilities	21,030	23,744

Total liabilities	199,078	210,319

Redeemable restricted common stock — 534,082 shares outstanding at June 30, 2009 and 1,672,170 shares outstanding at December 31, 2008	7,347	23,002
Commitments and contingencies
CKX, Inc. stockholders’ equity:
Preferred stock, $.01 par value, authorized 75,000,000 shares:
Series B — 1,491,817 shares outstanding	22,825	22,825
Series C — 1 share outstanding	—	—
Common stock, $0.01 par value: authorized 200,000,000 shares, 96,811,040 shares issued at June 30, 2009 and 95,634,685 issued at December 31, 2008	968	956
Additional paid-in-capital	393,930	377,617
Accumulated deficit	(90,548)	(106,619)
Common stock in treasury — 4,477,438 shares at June 30, 2009 and 3,339,350 shares at December 31, 2008	(22,647)	(7,647)
Accumulated other comprehensive income (loss)	(29,239)	(49,671)

CKX, Inc. stockholders’ equity	275,289	237,461
Noncontrolling interests	4,930	5,279

Total equity	280,219	242,740

TOTAL LIABILITIES AND EQUITY	$486,644	$476,061

CKX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(amounts in thousands, except share and per share data)

	Three Months	Three Months
	Ended	Ended
	June 30, 2009	June 30, 2008
Revenue	$79,533	$88,510
Operating expenses:
Cost of sales	32,904	33,310
Selling, general and administrative expenses	18,210	19,656
Corporate expenses	5,734	3,704
Depreciation and amortization	4,560	5,457
Merger and distribution-related costs	525	1,092
Acquisition-related costs	696	—
Other expense	5,712	58

Total operating expenses	68,341	63,277

Operating income	11,192	25,233
Interest income	100	327
Interest expense	(906)	(1,424)

Income before income taxes and equity in earnings (losses) of affiliates	10,386	24,136
Income tax expense	5,035	11,515

Income before equity in earnings (losses)of affiliates	5,351	12,621
Equity in earnings (losses) of affiliates	(321)	445

Net income	5,030	13,066
Dividends on preferred stock	(456)	(456)

Net income available to CKX, Inc.	4,574	12,610
Less: Net income attributable to noncontrolling interests	(566)	(678)

Net income attributable to CKX, Inc.	$4,008	$11,932

Income per share:
Basic income per share	$0.05	$0.12

Diluted income per share	$0.05	$0.12

Average number of common shares outstanding:
Basic	93,702,530	97,045,279
Diluted	93,702,531	97,090,538

CKX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(amounts in thousands, except share and per share data)

	Six Months	Six Months
	Ended	Ended
	June 30, 2009	June 30, 2008
Revenue	$161,039	$153,747
Operating expenses:
Cost of sales	61,214	50,381
Selling, general and administrative expenses	37,552	37,160
Corporate expenses	9,909	8,301
Depreciation and amortization	8,998	11,089
Merger and distribution-related costs	525	1,683
Acquisition-related costs	2,233	—
Other expense (income)	5,840	(159)

Total operating expenses	126,271	108,455

Operating income	34,768	45,292
Interest income	203	1,105
Interest expense	(1,956)	(3,041)

Income before income taxes and equity in earnings (losses) of affiliates	33,015	43,356
Income tax expense	14,329	19,880

Income before equity in earnings (losses) of affiliates	18,686	23,476
Equity in earnings (losses) of affiliates	(259)	1,657

Net income	18,427	25,133
Dividends on preferred stock	(912)	(912)

Net income available to CKX, Inc.	17,515	24,221
Less: Net income attributable to noncontrolling interests	(1,444)	(1,075)

Net income attributable to CKX, Inc.	$16,071	$23,146

Basic income per share:
Income attributable to CKX, Inc. before preferred dividends	$0.18	$0.24
Dividends on preferred stock	(0.01)	—

Basic income per share	$0.17	$0.24

Diluted income per share:
Income attributable to CKX, Inc. before dividends on preferred stock	$0.18	$0.24
Dividends on preferred stock	(0.01)	—

Diluted income per share	$0.17	$0.24

Average number of common shares outstanding:
Basic	93,749,330	97,036,692
Diluted	93,827,784	97,085,647

CKX, INC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(amounts in thousands)

	Six Months	Six Months
	Ended	Ended
	June 30, 2009	June 30, 2008
Cash flows from operating activities:
Net income available to CKX, Inc.	$17,515	$24,221
Adjustments to reconcile net income available to CKX, Inc. to net cash (used in) provided by operating activities:
Depreciation and amortization	8,998	11,089
Dividends on preferred stock	912	912
Write-off of deferred costs	874	—
Unrealized foreign currency gains (losses)	6,018	(72)
Share-based payments	752	1,124
Equity in earnings (losses) of affiliates, net of cash received	259	(474)
Deferred income taxes	845	(857)
Non-cash interest expense	383	331
Provision for inventory and accounts receivable allowance	240	(34)
Changes in operating assets and liabilities:
Receivables	(33,935)	(40,805)
Accounts payable and accrued expenses	7,551	9,053
Deferred revenue	(16,993)	11,326
Income taxes payable	485	8,981
Other	2,079	3,076

Net cash (used in) provided by operating activities	(4,017)	27,871

Cash flows from investing activities:
Purchases of property and equipment	(4,838)	(3,990)
Investment in Cirque du Soleil partnership	(2,219)	—

Net cash used in investing activities	(7,057)	(3,990)

Cash flows from financing activities:
Purchase of redeemable restricted common stock	(15,000)	—
Distributions to noncontrolling interest shareholders	(1,750)	(850)
Principal payments on debt	(489)	(526)
Dividends paid on preferred stock	(912)	(912)

Net cash used in financing activities	(18,151)	(2,288)

Effect of exchange rate changes on cash and cash equivalents	234	(32)

Net (decrease) increase in cash and cash equivalents	(28,991)	21,561

Cash and cash equivalents — beginning of period	101,895	50,947

Cash and cash equivalents — end of period	$72,904	$72,508

Supplemental cash flow data:
Cash paid during the period for:
Interest	$1,312	$2,636
Income taxes	13,983	11,736

Supplemental Cash Flow Information
The Company had the following non-cash investing and financing activities in the six months ended June 30, 2009 (in thousands):
Accrued but unpaid Series B Convertible Preferred Stock Dividends	$456
Accrued but unpaid investment in Cirque du Soleil partnership	$3,831
The Company had the following non-cash investing and financing activities in the six months ended June 30, 2008 (in thousands):
Distribution of final 2% ownership interest in FX Real Estate and Entertainment Inc.	$6,175
Accrued but unpaid Series B Convertible Preferred Stock Dividends	456